CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 our report dated February 4, 2014 relating to the consolidated financial statements of Cloud Medical Doctor Software Corporation as of September 30, 2013 and 2012 and for the years then ended.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

June 2, 2014